Exhibit 15.(a).6

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-11288, 333-118619 and 333-123666) of CDC Corporation (formerly chinadotcom corporation) of our report dated February 9, 2004 relating to the financial statements of IMI Global Holdings Ireland Limited, which appears in this Amendment No. 1 to Form 20-F.

/s/ PricewaterhouseCoopers LLP

Philadelphia, PA

June 27, 2007